EXHIBIT 99.1

Westmoreland Coal Company (719) 442-2600 - Telephone (719) 448-5825 - Fax	2 N. Cascade Ave., 14th Floor Colorado Springs, CO 80903

Westmoreland Resources
Settles Contract Disputes with Washington Group International;
To Assume Operation of Absaloka Mine

Colorado Springs, CO – March 8, 2007 — Westmoreland Coal Company (AMEX: WLB) announced today that its 80%-owned subsidiary Westmoreland Resources, Inc. (“WRI”) has reached an agreement to settle all contract disputes with Washington Group International, Inc. (“Washington Group”), including the lawsuit it had filed seeking termination of the Absaloka mining contract. As a result, WRI will assume operation of the Absaloka mine on March 30, 2007. The agreement also includes settlement of other on-going demands by WRI and disputes between its affiliate Westmoreland Coal Sales Company and Washington Group.

The Absaloka mine has been operated by Washington Group and its predecessor Morrison Knudsen since the mine opened in 1974. Westmoreland and Washington Group were two of the original four owners of Absaloka, but since 1996 Westmoreland has increased its ownership to 80%. Washington Group owns the remaining 20%.

Under the settlement, WRI will make certain payments to Washington Group for termination of its contract mining agreement and rights and will purchase certain mining equipment. Net of amounts due to WRI, the payments will total approximately $4 million in cash. WRI, as the new mine operator, will assume final reclamation liabilities of approximately $8 million and all obligations under the existing collective bargaining agreement with the International Union of Operating Engineers for workers at the mine. The settlement also includes changes to the Shareholder’s Agreement under which either party’s ownership share will be reduced if the party elects not to participate in future capital expenditures at the mine.

Christopher K. Seglem, Chairman, President and CEO of Westmoreland Coal Company said: “The Absaloka mine is the platform for the Northern Tier coal strategy that we began implementing in 1996 by increasing our ownership in WRI and further expanded in 2001 with the acquisitions of the Montana Power and Knife River coal assets. Bringing operation of Absaloka under our direct control is yet another step in solidifying that strategy. We believe we can increase WRI’s profitability. We are also anxious to explore opportunities for expansion and growth of the operation which enjoys a 300-mile location advantage over competitors in the Southern Powder River Basin. We hope to build upon our positive relationship with the Crow Tribe and enhance prospects for further future projects with them. Finally, this follows nicely our ROVA acquisition in Virginia, representing the second time in the past year that we have acquired full operational control over assets we own but which were previously operated by others.”

“We are pleased that WRI will now have full operational control over the mine and we welcome the approximately 150 employees at the mine to our team,” said Tom Rossetto, President of Westmoreland Resources, Inc. “We are anxious to move ahead with plans to position the Absaloka mine to serve the increasing market demand in our region and to build on our successful business relationship with the Crow Tribe.”

The Absaloka mine has produced more than 148 million tons of Northern Powder River Basin sub-bituminous coal since the first train of coal was loaded in July 1974. Nearly all of the coal has been produced under a mineral lease with the Crow Tribe of Indians whose members represent 103 of the 128 hourly employees at the mine. Absaloka is anticipated to produce about 7 million tons in 2007.

WRI’s Absaloka mine is Westmoreland’s primary outlet to the open rail market, enjoying a 300 mile distance advantage over competitors in the Southern Powder River Basin for shipments to Minnesota and the Great Lakes Region. WRI’s largest customer is the Sherburne County Station, a scrubbed electric generating station located near Becker, Minnesota, co-owned by Xcel Energy and Southern Minnesota Municipal Power Agency (SMMPA). Absaloka is served by the Burlington Northern Santa Fe Railroad and it can also supply coal via a truck load-out facility constructed in 2006.

Westmoreland Coal Company is the oldest independent coal company in the United States and a developer of highly clean and efficient independent power projects. The Company’s coal operations include coal mining in the Powder River Basin in Montana and lignite mining operations in Montana, North Dakota and Texas. Its current power operations include ownership and operation of the two-unit ROVA coal-fired power plant in North Carolina, an interest in a natural gas-fired power plant in Colorado, and the operation of four power plants in Virginia. Westmoreland is implementing a growth strategy dedicated to meeting America’s dual goals of low-cost power and a clean environment through the acquisition and development of complementary, niche opportunities in coal, power and other segments of the energy sector. For more information visit www.westmoreland.com.

Safe Harbor Statement

Throughout this news release, we make statements which are not historical facts or information and that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, the information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievements, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; the material weaknesses in the Company’s internal controls over financial reporting identified in Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2005 (Amendment No. 1 to our 2005 Form 10-K), the associated ineffectiveness of the Company’s disclosure controls; health care cost trends; the cost and capacity of the surety bond market; the Company’s ability to manage growth and significantly expanded operations; the ability of the Company to implement its growth and development strategy; the Company’s ability to pay the preferred stock dividends that are accumulated but unpaid; the Company’s ability to retain key senior management; the Company’s access to financing; the Company’s ability to maintain compliance with debt covenant requirements or obtain waivers from its lenders in cases of non-compliance; the Company’s ability to achieve anticipated cost savings and profitability targets; the Company’s ability to successfully identify new business opportunities; the Company’s ability to negotiate profitable coal contracts, price reopeners and extensions; the Company’s ability to predict or anticipate commodity price changes; the Company’s ability to maintain satisfactory labor relations; changes in the industry; competition; the Company’s ability to utilize its deferred income tax assets; the ability to reinvest cash, including cash that has been deposited in reclamation accounts, at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; the demand for electricity; the performance of ROVA and the structure of ROVA’s contracts with its lenders and Dominion Virginia Power; the effect of regulatory and legal proceedings; environmental issues, including the cost of compliance with existing and future environmental requirements; the contingencies of the Company discussed in Note 13 to the Consolidated Financial Statements; and the other factors discussed in Items 1, 2, 3 and 7 of the Company’s 2005 Amendment No. 1 to Form 10-K for the year ended December 31, 2005 and Form 10-Q for the period ended September 30, 2006 filed with the Securities and Exchange Commission. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company’s goals. The Company disclaims any duty to update these statements, even if subsequent events cause its views to change.

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Contact: Diane Jones (719) 442-2600